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                                       BY-LAWS
                                          OF
                                NATIONS FLOORING, INC.


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                                      ARTICLE I

         SECTION 1.1 REGISTERED OFFICE. The registered office of Nations Flooring, Inc. (the "Corporation") within the State of Delaware shall be located at the principal place of business in said State of The Prentice-Hall Corporation System, Inc., the Corporation's registered agent in the State of Delaware.

         SECTION 1.2 OTHER OFFICES. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

         SECTION 2.1 PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2.2 ANNUAL MEETINGS. The annual meeting of Stockholders for the election of directors and for the transaction of any other proper business shall be held on the date and at the time fixed, from time to time, by the Chairman of the Board or a majority of the members of the Board of Directors.

         SECTION 2.3 SPECIAL MEETINGS. Subject to the rights of holders of any series of preferred stock (the "Preferred Stock"), special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board or a majority of the members of the Board of Directors. At any special meeting of stockholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.

         SECTION 2.4 NOTICE OF MEETINGS. Written notice of every meeting of stockholders, stating the place, date and hour thereof and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive officer, the President, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation.


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         SECTION 2.5  QUORUM.  The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws.

         SECTION 2.6 VOTING. The voting rights of stockholders shall be as provided in the Certificate of Incorporation.

         SECTION 2.7 PROXIES. Every stockholder entitled to vote at a meeting or by consent without a meeting may authorize another person or persons to act for him or her by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his or her duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his or her legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

         SECTION 2.8 STOCK RECORDS. The Secretary or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during the meeting.

         SECTION 2.9 CONDUCT OF MEETING. The Chairman of the Board shall preside at all meetings of the stockholders. In the absence of a Chairman, the Chief Executive Officer shall preside at all such meetings. If neither the Chairman of the Board nor the Chief Executive Officer are present, then the President, or if the President is not present, then any other director chosen by the directors in attendance, shall preside. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary, if any, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman for the meeting shall appoint a secretary of the meeting.

         SECTION 2.10 INSPECTORS AND JUDGES. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding at the meeting. Each inspector or judge, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his or her ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the

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existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing on any challenge, question or matter determined by him or her or them and execute a certificate of any fact found by him or her or them.


                                     ARTICLE III

                                      DIRECTORS

         SECTION 3.1 NUMBER. Subject to any right of the holder of any series of Preferred Stock to elect additional directors, the number of directors shall be fixed from time to time by the Board. The initial Board of Directors shall consist of four (4) members.

         SECTION 3.2 POWERS AND DUTIES. Subject to the applicable provisions of law, these By-Laws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

         SECTION 3.3 PLACE OF MEETING. All meetings of the Board of Directors may be held either within or without the State of Delaware.

         SECTION 3.4 ANNUAL MEETINGS. An annual meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the directors, including the newly elected directors, shall be necessary in order legally to constitute the meeting, provided a quorum shall be present, or the directors, including the newly elected directors, may meet at such time and place as shall be fixed by the written consent of all of such directors.

         SECTION 3.5 REGULAR MEETINGS. Regular meetings of Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board.

         SECTION 3.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called promptly by the Chairman of the Board upon the written request of at least a majority of the Board specifying the special purpose thereof, on not less than two (2) days notice to each director. Such request shall state the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.7 NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally or shall be mailed to each director at his or her residence or usual place of business. If notice of less than three (3) days is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail, telegraph or telecopy. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any adjourned meeting, including the place, date and time


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of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

         SECTION 3.8 QUORUM AND VOTING. At all meetings of the Board of Directors a majority of the entire Board shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of directors, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present.

         SECTION 3.9 COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

         SECTION 3.10 BOOKS AND RECORDS. The directors may keep the books of the Corporation, except such as are required by law to be kept either within or outside the State of Delaware, at such place or places as they may from time to time determine.

         SECTION 3.11 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting if all members of the Board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

         SECTION 3.12 TELEPHONE PARTICIPATION. Any one or more members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 3.13 COMMITTEES OF THE BOARD. The Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each consisting of one or more directors. The Board may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board and may keep minutes of its meetings and report the same to the Board. Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters. However, no such committee shall have power or authority to:

         (a)  amend the Certificate of Incorporation;

         (b)  adopt an agreement of merger or consolidation;

         (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

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         (d)  recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

         (e)  amend these By-Laws; and

              unless expressly so provided by resolution of the Board, no such committee shall have power or authority to:

         (f)  declare a dividend; or

         (g)  authorize the issuance of shares of the Corporation of any class.

                                      ARTICLE IV

                                        WAIVER

         SECTION 4.1 WAIVER. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him or her, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                      ARTICLE V

                                       OFFICERS

         SECTION 5.1 EXECUTIVE OFFICERS. The executive Officers of the Corporation may include a Chairman of the Board, a Chief Executive Officer, President, one or more Vice Presidents, a Chief Financial Officer, a Chief Operating Officer, a Secretary and a Treasurer. Any person may hold two or more of such offices. The executive officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors (or any class thereof) was elected.

         SECTION 5.2 OTHER OFFICERS. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable.

         SECTION 5.3 AUTHORITIES AND DUTIES. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the business and affairs of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

         SECTION 5.4 TENURE AND REMOVAL. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.


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         SECTION 5.5  VACANCIES.  Any vacancy occurring in any office of the
Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

         SECTION 5.6 COMPENSATION. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

         SECTION 5.7 CHAIRMAN OF THE BOARD. The Chairman of the Board shall have general and active supervision and direction over the other officers, agents and employees of the Corporation and shall see that their duties are properly performed, subject, however, to the control of the Board of Directors. The Chairman shall perform all duties incident to the office of Chairman and such other duties as from time to time may be assigned to the Chairman by the Board of Directors or these By-Laws.

         SECTION 5.8 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge of the business and affairs of the Corporation. The Chief Executive Officer shall perform such other duties as are properly required of him or her by the Board of Directors.

         SECTION 5.9 PRESIDENT. The President shall have general charge of the business and affairs of the Corporation, subject to reporting directly to the Chief Executive Officer or, in the absence of a Chief Executive Officer, to the Board of Directors, and in the absence of the Chairman of the Board and the Chief Executive Officer shall preside at all meetings of the stockholders and the directors and shall perform the duties of the Chief Executive Officer in his or her absence.

         SECTION 5.10 VICE PRESIDENTS. Each Vice President, if any, shall have such powers and shall perform such duties as may from time to time be assigned to him or her by the President or Board of Directors.

         SECTION 5.11 SECRETARY. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose; he or she shall see that all notices of meetings of stockholders and meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by law; he or she shall be the custodian of the records and of the corporate seal or seals of the Corporation; he or she, or an Assistant Secretary, shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by his or her signature or the signature of such Assistant Secretary; and, in general, he or she shall perform all duties incident to the office of the Secretary of a corporation and such other duties as the Board of Directors may from time to time prescribe.

         SECTION 5.12 CHIEF FINANCIAL OFFICER AND TREASURER. The Chief Financial Officer and Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He or she shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; he or she shall render to the Chief Executive Officer and to each member of the Board of Directors, whenever requested, an account of all of his or her transactions as Chief Financial Officer and Treasurer and of the financial condition of the Corporation; and, in general, he or she shall perform all of the duties incident to the office of the Chief Financial Officer and Treasurer of a corporation and such other duties as the Board of Directors may from time to time prescribe.

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         SECTION 5.13  OTHER OFFICERS.  The Board of Directors may also elect or may delegate to the Chairman of the Board or the Chief Executive Officer the power to appoint such other officers, including a Chief Operating Officer, as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the Chief Executive Officer, if he or she shall have appointed them, may from time to time prescribe.

                                      ARTICLE VI

              PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

         SECTION 6.1 FORM AND SIGNATURE. The shares of the Corporation shall be represented by certificates signed by the Chief Executive Officer or President or any Vice President and by the Secretary or any Assistant Secretary or the Chief Financial Officer or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon its face: (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and
(d) the par value, if any, of each share represented by such certificate.

         SECTION 6.2 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

         SECTION 6.3 TRANSFER OF STOCK. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

         SECTION 6.4 LOST CERTIFICATES, ETC. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his or her legal representative(s), to make an affidavit of that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate, or the issuance of any such new certificate.

         SECTION 6.5 RECORD DATE. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date. Such date shall neither be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.


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         SECTION 6.6  REGULATIONS.  Except as otherwise provided by law, the
Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

                                     ARTICLE VII

                                  GENERAL PROVISIONS

         SECTION 7.1 DIVIDENDS AND DISTRIBUTIONS. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument binding upon the Corporation to determine what, if any, dividends or distributions shall be declared and paid or made.

         SECTION 7.2 CHECKS, ETC. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

         SECTION 7.3 SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         SECTION 7.4 FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

         SECTION 7.5 GENERAL AND SPECIAL BANK ACCOUNTS. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                     ARTICLE VIII

                     INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

         SECTION 8.1 INDEMNIFICATION. The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while service as a director, officer, employee or agent, to the maximum extent authorized by the General Corporation Law of the State of Delaware, as the same exists


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or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if the General Corporation Law of the State of Delaware so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise.

         SECTION 8.2 NONEXCLUSIVITY. The right to indemnification and advancement of expenses conferred on any person by this Article shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 8.3 INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                      ARTICLE IX

                               ADOPTION AND AMENDMENTS

         SECTION 9.1 POWER TO AMEND. The Board of Directors shall have the power to make, amend and repeal these By-Laws. Any By-Laws made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders.

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